                                                                   Exhibit 99(N)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement of BlackRock Florida Municipal 2020 Term Trust (Securities Act Registration No. 333-98429) of our report dated September 12, 2003, relating to the financial statements of BlackRock Florida Municipal 2020 Term Trust as of September 11, 2003 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
---------------------------

Deloitte & Touche LLP
Boston, Massachusetts
September 25, 2003